CERTIFIED TO BE A TRUE AND CORRECT COPY                            Jim Miles
  AS TAKEN FROM AND COMPARED WITH THE                         SECRETARY OF STATE
   ORIGINAL ON FILE IN THIS OFFICE.                                  FILED
                                                                 APR 25 1996
             APR 25 1996                                           11:00 AM

/s/ Jim Miles
----------------------------------------
SECRETARY OF STATE OF SOUTH CAROLINA


                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                          ARTICLES OF INCORPORATION OF
                    Silvestri Corporation of South Carolina

1. The name of the proposed corporation is Silvestri Corporation of South Carolina.

2. The initial registered office of the corporation is 151 Meeting Street, Suite 415, Charleston, SC 29401 and the initial registered agent at such address is Robert M. Kunes.

3. The corporation is authorized to issue shares of stock as follows. Complete a or b, whichever is applicable:

      a. [X] The corporation is authorized to issue a single class of shares, and the total number of shares authorized is 1,000.

      b. [ ] The corporation is authorized to issue more than one class of shares:

         Class of Shares               Authorized No. of Each Class

         _______________________       _________________________

         _______________________       _________________________

         _______________________       _________________________

      If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences and limitations of the shares of each class, and of each series within a class, are as follows:

4. The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated:

5. The optional provisions which the corporation elects to include in the Articles of Incorporation are as follows:

      Officers shall serve until their respective successors are elected.

6. The name and address and signature of each incorporator is as follows (only one is required):

NAME                         ADDRESS                      SIGNATURE

Robert M. Kunes      151 Meeting Street, Suite 415,     /s/ Robert M. Kunes
                     Charleston, SC 29401               ------------------------

1. I, Nancie Quick, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.

Date: April 24, 1996                      /s/ Nancie Quick
                                          --------------------------------------
                                             (Signature)
                                          Nancie Quick


                                          Address:
                                          Evans, Carter, Kunes & Bennett, P.A.
                                          151 Meeting Street, Suite 415
                                          Charleston, S.C. 29401


                               FILING INSTRUCTIONS

1. File two copies of this form, the original and either a duplicate original or a conformed copy.
2. If the space on this form is insufficient, please attach additional sheets containing reference to the appropriate paragraph in this form.
3. The fee to be paid at the time of filing this form is $135 which includes the following: $10.00 filing fee for the Articles of Incorporation; $100.00 for the filing tax; $25.00 for the minimum license fee. Attach one check in the amount of $135.00 made payable to the Office of the Secretary of State to the Articles when filed.
4. THIS FORM MUST BE ACCOMPANIED BY THE FIRST REPORT OF CORPORATIONS (see ss.12-19-02).